Exhibit 10.30(b)

DIRECTORS STOCK OPTION AGREEMENT AND GRANT

THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of the          day of             ,         , (the “Grant Date”), by, between and among CRYOLIFE, INC., a Florida Corporation (the “Corporation”), and                     , a member of the Board of Directors of the Corporation (a “Director”) and an individual residing in             ,         . (the “Optionee”).

WITNESSETH:

WHEREAS, the Corporation wishes to grant to the Optionee an option (the “Option”) to purchase the number of shares of Common Stock set forth in this Agreement and under the terms and conditions set forth herein including the provision that the Option is not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”);

NOW THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein and the mutual benefit to be derived therefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Grant of Option: Subject to the terms and conditions set forth herein, the Corporation hereby grants to the Optionee the option to purchase, in the aggregate, up to              shares of the Common Stock (the “Shares”). The Option shall be deemed granted by the Corporation to the Optionee as of the Grant Date. This option is granted pursuant to the CryoLife, Inc. 1998 Long Term Incentive Plan. This Option is not granted pursuant to the CryoLife, Inc. Amended and Restated Non-Employee Directors Plan.

2. Option Price: The price of the Option shall be the mean of the lowest and highest reported sale price of the Corporation’s Common Stock on the New York Stock Exchange on             ,         . The Option exercise price is $             per share (the “Option Exercise Price”).

3. Option Period: This option shall vest and become exercisable on the Option’s Grant Date. This option may be exercised at any time after its Grant Date. Notwithstanding the foregoing, no Option may be exercised later than Five (5) years after the date of grant thereof.

4. The Plan: The Corporation’s 1998 Long Term Incentive Plan (the “Plan”), as amended from time to time by the Board of Directors of the Corporation, is hereby incorporated in this agreement and to the extent that anything in this agreement is inconsistent with the Plan, the terms of the Plan shall control. The Optionee acknowledges that the Corporation has provided a copy of the Plan to the Optionee. The Optionee has received a copy of the prospectus covering the shares subject to this Option.

5. Termination of Option: Except as herein otherwise stated, the Option, to the extent not previously exercised, shall terminate Five (5) years following the Grant Date.

6. Cessation of Service: If the Optionee leaves the Board of Directors for any reason including without limitation resignation, the Optionee’s Options shall remain in effect and exercisable, and shall expire as if the Optionee had remained a Director of the Corporation; provided that upon the death of the Optionee, the Options shall be exercisable by the Optionee’s legal representatives or heirs at any time prior to the earlier of one year after Optionee’s death or the last date on which it could have been exercised had the Optionee not died.

7. Delivery of Notice: The Optionee may exercise the Option only by delivering written notice to the Corporation of the Optionees’ intent to exercise the Option (the “Notice”). The Notice shall be delivered to the Corporation at its principal office at:

1655 Roberts Blvd., N.W.
Kennesaw, Georgia 30144

or such other address as may be designated by the Corporation. The Notice shall specify the number of Shares to be purchased in accordance with this Agreement and shall include payment in full of the Option Price.

8. Payment: The Option Exercise Price shall be paid in cash in U.S. Dollars at the time the Option is exercised or in shares of Common Stock of the Corporation held for at least six months having an aggregate value equal to the Option Exercise Price. If the Option Exercise Price is paid by transfer of shares of Common Stock of the Corporation then the value of such shares will be determined by the mean of the lowest and highest reported sale price of the Corporation’s Common Stock on the New York Stock Exchange on the date of exercise of the Option. The Option Exercise Price may be paid by a combination of cash and Common Stock. In addition, subject to the prior approval of the Compensation Advisory Committee the Optionee may elect to pay the exercise price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

9. Delivery of Shares to Optionee: Upon the Optionee’s proper exercise of the Option, the Corporation shall deliver to the Optionee one or more certificates evidencing the number of Shares purchased pursuant to the exercise of the Option and such Shares shall be fully paid and nonassessable.

10. Transferability: Except as otherwise provided in this paragraph 10, the Options granted under this Plan are not transferable other than as designated by the grantee by will or by the laws of the descent and distribution, and during the grantee’s life, may be exercised only by the grantee. However, the grantee may transfer the Option for no consideration to or for the benefit of the grantee’s Immediate Family (including, without limitation; to a trust for the benefit of the grantee’s Immediate family or to a partnership or limited liability company for one or more members of the grantee’s Immediate Family or to an IRA. for the benefit of one or more members of grantee’s Immediate Family), subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions applicable to such Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to the grant agreement and shall also apply to the right to transfer ancillary rights associated with the Option. The term “Immediate Family” shall mean the grantee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the grantee).

11. Optionee Not a Shareholder: The Optionee shall not be deemed, by reason of this option agreement, for any purposes to be a shareholder of the Corporation with respect to any of the shares of the capital stock of the Corporation or with respect to any of the Shares, except to the extent that the Option has been exercised, in whole or in part, and a stock certificate representing Shares has been issued to the Optionee. Notwithstanding this provision, it is understood and agreed that the Corporation and the Optionee shall make any required disclosure of the “beneficial ownership” of Shares which may be received upon a future exercise of the Option.

12. No Restrictions on the Corporation: The grant of the Option shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or any other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, or the rights thereof, or dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the assets or business of the Corporation, or any other corporate act or proceeding, whether of a similar character or otherwise.

13. Reclassification, Consolidation, or Merger: The number of Option Shares may be adjusted by the Board of Directors if certain events such as merger, reorganization, consolidation, recapitalization, stock dividends, stock splits, or other changes in the Company’s corporate structure affecting its Common Stock occur. No adjustments or substitution provided for in this Subsection, however, shall require the Corporation in any Agreement to sell a fractional share, and the total substitution or adjustment herein is and shall be limited accordingly.

14. Optionee’s Representations and Warranties: By execution of this Agreement, Optionee represents and warrants to the Company as follows:

A. Investment Representations and Warranties: The Optionee agrees that Optionee will not sell, assign, transfer or pledge the Option or any of the Shares purchased by Optionee pursuant to the exercise of the Option, unless and until either (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the Shares becomes effective or (ii) the Corporation has received an opinion of counsel in form and substance satisfactory to the Corporation and its counsel that such sale, transfer, assignment or pledge may be accomplished without registration under the Securities Act.

B. Compliance with Withholding Rules: The Corporation shall have the right to adopt and apply rules governing the exercise of the Option and the issuance of Shares pursuant thereto which will ensure that the Corporation will be able to comply with the applicable provisions of any federal, state or local laws relating to the withholding of taxes.

C. No Tax Advice: The Optionee understands that neither the Corporation nor any of its affiliates has given any advice regarding the federal income tax consequences of (i) the Agreement, or (ii) the grant of the Option, or (iii) the acquisition of the Shares upon exercise of the Option. The Optionee acknowledges that the Optionee has been encouraged to seek independent advice regarding the grant and the exercise of the Option herein.

D. No Obligation of Employment: Nothing herein shall be deemed to create any obligation on behalf of the Corporation, or any of its affiliates, to employ Optionee for any period of time, nor shall any provision hereof be deemed to constitute a representation or guarantee of continued employment of Optionee with the Corporation or any of its affiliates.

15. Legends: The Corporation shall have the discretion to require that the certificates representing the Shares shall bear such legends as are necessary to ensure the enforceability of the conditions and limitations set forth herein.

16. Binding Effect: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors-in-interest. All parties bound by this Agreement shall take any and all actions necessary or appropriate to effectuate the purposes and provisions hereof.

17. Definition of “Affiliate”: The term “affiliate” whenever used in this Agreement shall mean a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Corporation.

18. Amendments and Waivers: Except as otherwise provided herein, no change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

19. Complete Agreement: This Agreement and The Plan constitute and set forth all of the final and complete promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the Option and the Shares, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them with respect to the matters set forth herein other than as set forth herein as it may be amended from time to time.

20. Extension of Time to Perform: Whenever the time for the performance of any action or condition contained in this Agreement falls on a Saturday, Sunday or legal holiday, such time shall be extended to the next business date.

21. Captions and Pronouns: The captions contained in this Agreement are for convenience of reference only and shall not in any way modify or limit the meaning or interpretation of this Agreement. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Agreement or any section, paragraph or clause herein may require, as if such words had been fully and properly written in the appropriate number and gender.

22. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

23. Counterparts: Any number of counterparts of this Agreement may be signed and delivered, and each shall be considered an original and together they shall constitute one agreement.

24. Severability: This Agreement shall not be severable in any way, but if any provision should be held to be invalid, the invalidity shall not affect the validity of the remainder of this Agreement.

25. Restricted Securities: Optionee recognizes and understands that this Option and the Option Shares are currently registered under the Securities Act of 1933, as amended (the “Act”), but may not remain so registered, and are not registered under the Georgia Securities Act of 1973, as amended (the “Georgia Act”), or any other state securities law. Any transfer of the Option (if otherwise permitted hereunder, and once exercised, the Option Shares) will not be recognized by the Corporation unless such transfer is registered under the Act, the Georgia Act, and any other applicable state securities laws or effected pursuant to an exemption from such registration which may then be available. If the Option Shares are not registered, share certificates representing the Option Shares may be stamped with legends restricting transfer thereof in accordance with the Corporation’s policy with respect to unregistered shares of its Common Stock issued as a result of exercise of options. The Corporation may make a notation in its stock transfer records of the aforementioned restrictions on transfers and legends. Optionee recognizes and understands that the Option Shares may be restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 may not be available under certain circumstances and that Optionee’s opportunity to utilize such Rule 144 to sell the Option Shares may be limited or denied. The Corporation shall be under no obligation to maintain or promote a public trading market for the class of shares for which the Option is granted or to make provision for adequate information concerning the Corporation to be available to the public as contemplated under Rule 144. The Corporation will be under no obligation to recognize any transfer or sale of any Option Shares that have not been registered under the Act unless the terms and conditions of Rule 144 are complied with by the Optionee. By acceptance hereof, Optionee agrees that no permitted disposition of this Option or any Option Shares shall be made unless and until (i) there is then in effect a registration statement under the Act, the Georgia Act, and applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) Optionee shall have notified the Corporation of a proposed disposition and shall have furnished to the Corporation a detailed statement of the circumstances surrounding such disposition, and if requested by the Corporation, an opinion of counsel acceptable in form and substance to the Corporation that such disposition will not require registration of the shares so disposed under the Act, the Georgia Act, and any applicable state securities laws. The Corporation shall be under no obligation to permit such transfer or disposition on its stock transfer books unless counsel for the Corporation shall concur as to such matters. Optionee recognizes and understands that as long as Optionee remains a director of the Corporation, and for up to six months thereafter, any sales of Option Shares will be subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations promulgated thereunder. Optionee also recognizes and understands that any sale of the Option Shares will also be subject to rule 10b-5 promulgated under the Exchange Act. Optionee agrees that any disposition of the Option Shares shall be made only in compliance with the Act, the Exchange Act, and the rules and regulations promulgated thereunder.

26. Applicable Taxes: No later than the date as of which an amount first becomes includable in the gross income of the Optionee for Federal income tax purposes with respect to the exercise of the Option, the Optionee shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Corporation under this Agreement shall be conditional upon such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed by its duly authorized officers and the Optionee has executed this Agreement as of the date and year first above written.

THE CORPORATION:

(SEAL)	CRYOLIFE, INC.

BY:

ATTEST:

ACCEPTED AND AGREED on this day of , .

OPTIONEE:

(Print name of Optionee)